Exhibit 24.1

POWER OF ATTORNEY

Each director and officer of Huntington Preferred Capital, Inc. (the “Corporation”), whose signature appears below hereby appoints Donald R. Kimble and David S. Anderson, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2012, and likewise to sign and file any amendments, including post-effective amendments, to the Annual Report, and the Corporation hereby also appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Annual Report and any amendments thereto in its name and behalf, each such person and the Corporation hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of March 11, 2013.

DIRECTORS/OFFICERS:

Signatures	Title

/s/ Donald R. Kimble	President and Director
Donald R. Kimble	(Principal Executive Officer)

/s/ David S. Anderson	Vice President and Director
David S. Anderson	(Principal Financial and Accounting Officer)

/s/ Timothy R. Barber	Director
Timothy R. Barber

/s/ Richard A. Cheap	Director
Richard A. Cheap

/s/ Reginald D. Dickson	Director
Reginald D. Dickson

/s/ Harry V. Farver	Director
Harry V. Farver

/s/ Edward J. Kane	Director
Edward J. Kane

/s/ Roger E. Kephart	Director
Roger E. Kephart

/s/ Gerard P. Mastroianni	Director
Gerard P. Mastroianni

/s/ James D. Robbins	Director
James D. Robbins